EXHIBIT 15

December 10, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated December 10, 2013 on our review of interim financial information of Abercrombie & Fitch Co. for the thirteen and thirty-nine week periods ended November 2, 2013 and October 27, 2012 and included in the Company's quarterly report on Form 10-Q for the quarterly period ended November 2, 2013 is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 333-15941, 333-15945, 333-60189, 333-81373, 333-100079, 333-107646, 333-107648, 333-128000, 333-145166 and 333-176135).

Very truly yours,

/s/PricewaterhouseCoopers LLP

Columbus, Ohio